                                 SCHEDULE 14A
===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       The Ashton Technology Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                     [LOGO]

                       THE ASHTON TECHNOLOGY GROUP, INC.
                               ELEVEN PENN CENTER
                               1835 MARKET STREET
                                   SUITE 420
                        PHILADELPHIA, PENNSYLVANIA 19103

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 31, 2002

     This Proxy Statement and the accompanying form of proxy are being furnished to the holders of the common stock, par value $0.01 per share (the "Common Stock"), of The Ashton Technology Group, Inc., a Delaware corporation ( "Ashton"), in connection with the solicitation of proxies by the Board of Directors (together, the "Board of Directors") for use at the Special Meeting of Stockholders of Ashton to be held at our offices, located at 1835 Market Street, Suite 420, Philadelphia, Pennsylvania on January 31, 2002 at 12:00 noon, local time, and at any postponement, continuation or adjournment thereof. Only stockholders of record at the close of business on December 21, 2001, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting. The Notice of Special Meeting, Proxy Statement and form of proxy are being sent or given to stockholders commencing on or about January 10, 2002.

     At the Special Meeting, the stockholders will be asked to approve an amendment to Ashton's Certificate of Incorporation to increase the authorized Common Stock of Ashton from 100 million shares to 250 million shares, an increase of 150 million shares (the "Amendment").

YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, TO COMPLETE, SIGN, DATE, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                    By Order of the Board of Directors,

                                    /s/ Fredric W. Rittereiser

                                    Fredric W. Rittereiser
                                    Chairman and Chief Executive Officer

Philadelphia, Pennsylvania
January 10, 2002

                       THE ASHTON TECHNOLOGY GROUP, INC.
                               ELEVEN PENN CENTER
                               1835 MARKET STREET
                                   SUITE 420
                        PHILADELPHIA, PENNSYLVANIA 19103

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 31, 2002

To the Holders of Common Stock of
THE ASHTON TECHNOLOGY GROUP, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of The Ashton Technology Group, Inc., a Delaware corporation ("Ashton"), will be held at 12:00 noon, local time, on January 31, 2002 at our offices, located at 1835 Market Street, Suite 420, Philadelphia, Pennsylvania for the purpose of considering and voting upon approval of an amendment to Ashton's Certificate of Incorporation to increase the authorized Common Stock of Ashton from 100 million shares to 250 million shares, an increase of 150 million shares (the "Amendment").

     Further details on these matters are provided in the attached Notice of Special Meeting and Proxy Statement.

     The close of business on December 21, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any postponement, continuation or adjournment thereof. Such stockholders may vote in person or by proxy. A list of the stockholders entitled to notice of and to vote at the Special Meeting will be open to the examination of any stockholder of Ashton upon request during regular business hours at the offices of Ashton for the ten-day period prior to the Special Meeting.

     You are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, it is important that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Special Meeting. This Notice of Special Meeting and Ashton's Proxy Statement and form of proxy are being sent to stockholders commencing on or about January 10, 2002.

                                    Sincerely,

                                    /s/James M. Connolly

                                    James M. Connolly
                                    Secretary
Philadelphia, Pennsylvania
January 10, 2002



                            YOUR VOTE IS IMPORTANT.
                 PLEASE REMEMBER TO RETURN YOUR PROXY PROMPTLY.

                                  INTRODUCTION

Solicitation of Proxies

     If the accompanying proxy is properly executed and returned, the shares of the Common Stock represented thereby will be voted in accordance with the instructions specified in the proxy. In the absence of instruction to the contrary, such shares will be voted in favor of the adoption and approval of the amendment to Ashton's Certificate of Incorporation to increase the authorized shares from 100 million to 250 million.

Manner and Expenses of Solicitation

     Solicitation of proxies will be undertaken by officers and employees of Ashton, on behalf of the Board of Directors, by mail, telephone, facsimile and personal contact. All costs thereof will be borne by Ashton. Ashton may also make arrangements with brokerage houses, banks and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the Common Stock and to request authority for the execution of proxies. If it does so, Ashton will reimburse such organizations for their reasonable expenses in connection therewith. In addition, Ashton has entered into an arrangement with Georgeson Shareholder Communications ("Georgeson"), whereby Georgeson shall act as proxy solicitor on behalf of the Board of Directors in connection with the Special Meeting, soliciting proxies by mail, telephone, facsimile and personal contact. In exchange for its services as proxy solicitor, Georgeson will receive payment of approximately $7,000 from Ashton.

Revocation of Proxy

     Any stockholder may revoke his or her proxy at any time prior to the voting thereof on any matter. Any stockholder who signs and returns a proxy may revoke it at any time before it has been voted by: (i) delivering written notice of its revocation to Ashton, (ii) delivering to Ashton a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy).

Quorum and Required Vote

     At December 12, 2001, the outstanding voting securities of Ashton consisted of 68,162,250 shares of Common Stock. Each share is entitled to one vote on the matter of business properly brought before the Special Meeting.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. A list of all of Ashton's stockholders entitled to notice of and to vote at the Special Meeting will be available at the Special Meeting for inspection by any stockholder upon request and during regular business hours at the offices of Ashton for the ten-day period prior to the Special Meeting.

     Shares of Common Stock represented by a properly signed and returned proxy will be counted as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Approval and adoption of the Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person
or by proxy and entitled to vote.   Abstentions will be treated as shares that
are present and entitled to vote for purposes of determining a quorum and will be counted toward the tabulation of the votes cast on the Proposal and will have the same effect as negative votes.

     Brokers who have not received voting instructions from beneficial owners by ten days prior to the Special Meeting are permitted to vote the shares of such holders in their discretion, subject to any instructions given by the holders prior to the Special Meeting. As a result, no broker non-votes will occur related to the Proposal.

                                   PROPOSAL:

  TO APPROVE AN AMENDMENT TO ASHTON'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK OF ASHTON FROM 100 MILLION SHARES TO 250 MILLION SHARES, AN INCREASE OF 150 MILLION SHARES.


 THE BOARD OF DIRECTORS OF ASHTON RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE
                      "FOR" THE APPROVAL OF THE PROPOSAL.

Shares Authorized, Issued and Outstanding, and Shares Reserved for Future Obligations

     The Certificate of Incorporation currently authorizes the issuance of 100,000,000 shares of Common Stock, par value $.01 per share. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders and to receive such dividends, if any, that are declared by the Board of Directors. The Common Stock has no other rights and there are no preemptive or sinking fund provisions applicable to the Common Stock. If Ashton issues any additional shares of Common Stock, your rights as holders of Common Stock could be affected, your proportionate ownership interest in Ashton could be diluted, and the value of your Common Stock could be reduced.

     As of December 12, 2001, Ashton had 68,162,250 shares of Common Stock issued and outstanding. Ashton has reserved approximately 264,000 shares in connection with the conversion of its Series B Convertible Preferred Stock, 95,683,521 shares in connection with the Secured Convertible Note issued to RGC International Investors, LDC ("RGC") in exchange for the remaining shares of Series F Convertible Preferred Stock, par value $0.01 per share, pursuant to a Securities Exchange Agreement dated July 13, 2001, 7,000,000 shares in connection with its obligation under the Equity Line Securities Purchase Agreement with Jameson Drive, LLC, dated July 10, 2001, 5,546,743 shares in connection with the exercise of outstanding warrants, and 12,291,250 shares in connection with the possible exercise of Ashton's options. Of those shares reserved for the possible exercise of Ashton's options, 8,556,416 shares have been already granted, and 3,734,834 shares remain reserved for future grants.
In the aggregate, 120,785,514 shares have been reserved for future obligations. This amount exceeds the 31,837,750 authorized and unissued shares by 88,947,764 shares. The shortfall in the number of authorized shares is directly related to the recent decline in Ashton's common stock price.

     On August 18, 1999, Ashton completed a private placement for the sale of 20,000 shares of Series F Convertible Preferred Stock (the "Series F Preferred"), with a stated value of $1,000 per share, to RGC for gross proceeds of $20,000,000. Beginning on February 18, 2000, RGC was entitled to redeem the remaining 4,363 shares of Series F preferred for cash. In lieu of such redemption, Ashton and RGC entered into a Securities Exchange Agreement on July 13, 2001 whereby the remaining shares of Series F Preferred were exchanged for a $5.1 million Secured Convertible Note due August 18, 2003. The Secured Convertible Note is convertible into shares of Ashton Common Stock. Pursuant to the Securities Exchange Agreement, Ashton is required to reserve two times the estimated number of shares issuable upon conversion of the Secured Convertible Note, or 95,683,521 shares, based on the November 30, 2001 common stock price of $0.11. If the Secured Convertible Note were converted into Common Stock based on this price, Ashton would issue 47,841,761 shares of Common Stock.

     Pursuant to the Stock Purchase Agreement dated January 12, 2000 (the "Agreement") entered into among Universal Trading Technologies Corporation ("UTTC"), Ashton and Kingsway Securities Holdings Limited ("Kingsway"), Kingsway elected to convert all the 123,240 shares of the Series KW Preferred Stock issued by UTTC into Ashton Common Stock. Effective December 12, 2001, all 123,240 shares of the Series KW Preferred Stock were converted into 18,489,274 shares of Common Stock.

     Ashton entered into an Equity Line arrangement with Jameson on February 9, 2001, which was amended on July 10, 2001. The financing arrangement is in the form of a Securities Purchase Agreement and provides for the purchase by Jameson of up to $15 million worth of shares of Ashton Common Stock over a 24-month period. During this period, Ashton may, at its sole discretion, request a draw on the Equity Line by selling Common Stock to Jameson. Jameson will be obligated to buy the shares, subject to the terms of the agreement. The sales price for the shares we sell to Jameson is not fixed, but is based on a formula that is tied to the market price of our Common Stock at the time of the sale. The shares that we sell to Jameson are at a 10% discount to the market price at the time of the sale. The minimum amount that we can draw at any one time is $100,000. The maximum amount that we can sell at any one time is $1 million.
We are committed to drawing a minimum of $2.5 million over the term of the agreement, and are limited to drawing a maximum of $15 million.

     As of December 12, 2001, Ashton has drawn down gross proceeds of $1.8 million on the Equity Line by selling 12,132,865 shares of the Common Stock to Jameson. On November 30, 2001, the closing price of the Common Stock was $0.11 per share. If Jameson purchased shares based on this price, the actual purchase price would be $0.10 per share, reflecting the 10% discount.

     In order for Ashton to fulfill its obligation to sell a minimum of $2.5 million to Jameson, it would be required to draw an additional $700,000. Based on the November 30, 2001 closing price of its common stock, Ashton would be required to issue an additional 7,000,000 shares of Common Stock to satisfy its obligation.

     If after the $2.5 million minimum obligation was satisfied, the remaining $12.5 million available under the Equity Line were utilized, an additional 125,000,000 shares of Common Stock would be sold to Jameson based on the November 30, 2001 closing price. No such shares have been reserved for this purpose from Ashton's authorized and unissued shares of common stock, although Ashton filed a registration statement with the Securities and Exchange Commission on November 13, 2001 to register the resale of an additional 10,000,000 shares to be issued in connection with the Equity Line.

Purpose of this Proposal

     The purpose of the Proposal is to authorize 150 million additional shares of Common Stock in order for Ashton to fulfill its obligations pursuant to the Secured Convertible Note, the Equity Line, and its outstanding convertible preferred stock, options and warrants, and to afford Ashton greater flexibility in acting upon potential equity investments in Ashton, strategic alliances, joint ventures, or other opportunities and transactions, if any, which may arise in the future.

     On December 12, 2001, the Board approved an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100 million to 250 million. The form of the amendment approved by the Board and to be considered at the Special Meeting is attached as Exhibit A to this Proxy Statement.


     If this Proposal is approved by the holders of Common Stock, the increased number of authorized shares of Common Stock will be available for issuance from time to time pursuant to the Secured Convertible Note with RGC, the Equity Line with Jameson, and Ashton's stock option plans, upon exercise of other warrants or options, and for such other purposes and consideration as the Board may approve without further stockholder approval. Such purposes may include additional public and private issuances of Common Stock or Preferred Stock, or other securities convertible into Common Stock in connection with financing transactions, acquisitions or other corporate transactions, as well as stock dividends, warrants, stock option plans and other stock-based incentive or compensation programs. The availability of additional shares of Common Stock for issuance, without delay and expense of obtaining stockholder approval, will afford Ashton greater flexibility in acting upon potential equity investments in Ashton, strategic alliances, joint ventures, or other opportunities and transactions, if any, which may arise in the future.

Consequences of this Proposal

     The proposed increase in the authorized number of shares of Common Stock could have a number of effects on Ashton's stockholders depending on the exact nature and circumstances of any actual issuances of shares. The increase could deter takeovers, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of Ashton more difficult. For example, additional shares could be issued by Ashton so as to dilute the stock ownership or voting rights of persons seeking to obtain control of Ashton. Similarly, the issuance of additional shares to certain persons allied with Ashton's management could have the effect of making it more difficult to remove Ashton's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

     In addition, an issuance of additional shares by Ashton could have an effect on the potential realizable value of your investment. In the absence of a proportionate increase in Ashton's earnings and book value, an increase in the aggregate number of outstanding shares of Ashton caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of Ashton's Common Stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of your investment would be adversely affected. The Common Stock has no preemptive rights to purchase additional shares.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

     The following tables set forth certain information as of December 12, 2001, regarding (i) the beneficial ownership of the equity securities of Ashton and certain of its subsidiaries by the executive officers and directors of Ashton, and (ii) the beneficial ownership of the equity securities of Ashton and certain of its subsidiaries by all executive officers and directors of Ashton as a group.

1. The Ashton Technology Group, Inc., Common Stock, par value $0.01 per share. As of December 12, 2001, there were 68,162,250 shares of Common Stock issued and outstanding.


                                                                 Amount and
                                                                 Nature of
Name and Address of                                              Beneficial                  Percent
Beneficial Owner**                                               Ownership                   Of Class
--------------------------------------------------------  ------------------------  -------------------------
Arthur J. Bacci.........................................           248,660 (1)                   *
Thomas G. Brown.........................................            60,000 (2)                   *
Richard E. Butler(9)....................................           230,000 (3)                   *
Buntzie Ellis Churchill(9)..............................                -0-                      *
Wayne H. Coleson(9).....................................                -0-                      *
K. Ivan F. Gothner......................................           770,262 (4)                  1.1%
Herbert Kronish(9)......................................           100,000 (5)                   *
Fredric W. Rittereiser..................................         1,628,500 (6)                  2.4%
William W. Uchimoto.....................................           278,536 (7)                   *
Fred S. Weingard........................................           873,869 (8)                  1.3%
All executive officers and directors of the
     Company as a group (11 persons)....................         4,200,427***                   5.6%

*    Represents less than 1%.

** The address of each of the beneficial owners in the foregoing table is c/o The Ashton Technology Group, Inc., Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103.
***  Includes 3,318,965 shares issuable upon exercise of options.
(1) Represents (i) 11,100 shares of Common Stock; (ii) 150,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $3.1875 per share; and (iii) 87,560 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(2) Represents (i) 50,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $1.875 per share, and
     (ii) 10,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $9.06 per share.
(3) Represents (i) 180,000 shares of common Stock issuable upon the exercise of stock options, which are currently exerciseable at $1.875 per share, and
     (ii) 50,000 shares of Common Stock issuable upon execise of options, which are currently exercisable at $2.00 per share.
(4) Represents (i) 20,262 shares of Common Stock; and (ii) 750,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $1.875 per share.
(5) Represents 100,000 shares of Common Stock issuable upon the exercise of options, which are currently exerciseable at $1.875 per share.
(6) Mr. Rittereiser may be deemed to be the beneficial owner of: (i) 403,500 shares of Common Stock held of record by The Dover Group, Inc ("Dover");
     (ii) 25,000 shares of Common Stock issuable upon the exercise of Redeemable Warrants held by Dover which are currently exercisable at $5.85 per share;
     (iii) 1,000,000 shares of Common Stock issuable upon exercise of options held by Mr. Rittereiser which are currently exercisable at $1.875 per share; (iv) 100,000 shares of Common

     Stock issuable upon exercise of options held by Mr. Rittereiser which are currently exercisable at $10.50 per share; and (v) 100,000 shares held by Mr. Rittereiser's wife as a gift from her father, Frederick Weimmer, Sr., of which Mr. Rittereiser disclaims beneficial ownership. Dover is a corporation of which Mr. Rittereiser is the sole stockholder, director and officer.
(7) Represents (i) 6,000 shares of Common Stock; (ii) 180,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $1.875 per share; and (iii) 92,536 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(8) Represents (i) 10,000 shares of Common Stock; (ii) 100,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $14.25 per share; (iii) 538,750 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $1.875 per share;
     (iv) 100,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $10.50 per share; and (v) 125,119 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(9) Effective September 24, 2001, Messrs. Butler and Kronish were no longer members of Ashton Board of Directors. As of November 20, 2001 and October 11, 2001, Mr. Coleson and Ms. Churchill, respectively, resigned from Ashton's Board of Directors.

Certain Beneficial Owners

     The following table sets forth certain information as of December 12, 2001 regarding each person other than an officer or director who is known by Ashton to beneficially own more than five percent of the Common Stock:

                                        Amount and
                                        Nature of
Name and Address of                     Beneficial  Percent of
Beneficial Owner                        Ownership      Class
------------------------------------    ----------  ----------

Kingsway Securities Holdings Limited    18,489,274     27.1%
     5/F Hutchinson House
     10 Harcourt Road
     Central, Hong Kong

Jameson Drive, LLC                       4,632,865      6.8%
     Navigator Management
     Harbour House, 2nd Floor
     Waterfront Drive
     PO Box 972
     Road Town, Tortola
     British Virgin Islands

2. Universal Trading Technologies Corporation (Majority Owned Subsidiary), Common Stock, par value $0.01 per share. As of December 12, 2001, there were 18,530,417 shares outstanding.

                                                             Amount and
                                                             Nature of
Name and Address of                                          Beneficial            Percent
Beneficial Owner                                             Ownership             of Class
----------------------------------------------------      ----------------         --------
Arthur J. Bacci.....................................          500,000 (1)             2.6%
Thomas G. Brown.....................................          125,000 (2)              *
Richard E. Butler(8)................................          225,000 (3)              *
Buntzie Ellis Churchill(8)..........................               -0-                 *
Wayne H. Coleson(8).................................               -0-                 *
K. Ivan F. Gothner..................................          640,000 (4)             3.3%
Herbert Kronish(8)..................................               -0-                 *
Fredric W. Rittereiser..............................        1,000,001 (5)             5.2%
William W. Uchimoto.................................          500,000 (6)             2.6%
Fred S. Weingard....................................          462,500 (7)             2.4%
All executive officers and directors as a group
  (11 persons)......................................        3,470,501**              16.7%



 *   Represents less than 1%.
**   Includes 3,220,500 shares issuable upon exercise of options.
(1) Represents (i) 187,500 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $1.33 per share; and
     (ii) 312,500 shares of Common Stock issuable upon exercise of options, which arecurrently exercisable at $2.00 per share.
(2) Represents 125,000 shares of Common Stock issuable upon exercise of stock options, which are currently exercisable at $2.00 per share.
(3) Represents 225,000 shares of Common Stock issuable upon the exercise of options, which are currently exercisable at $2.00 per share.
(4) Represents 640,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(5)  Represents (i) 250,001 shares of Common Stock held by Dover; and
     (ii)750,000 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(6) Represents 500,000 shares of Common Stock issuable upon the exercise of options, which are currently exercisable at $2.00 per share.
(7) Represents (i) 462,500 shares of Common Stock issuable upon exercise of options, which are currently exercisable at $2.00 per share.
(8) Effective September 24, 2001, Messrs. Butler and Kronish were no longer members of Ashton Board of Directors. As of November 20, 2001 and October 11, 2001, Mr. Coleson and Ms. Churchill, respectively, resigned from Ashton's Board of Directors.

3. Electronic Market Center, Inc. (Majority Owned Subsidiary, Discontinued Operation), Common Stock, par value $0.0001 per share. As of December 12, 2001, there were 10,130,000 shares outstanding.

                                                      Amount and
                                                      Nature of
Name and Address of                                   Beneficial         Percent
Beneficial Owner                                      Ownership          Of Class
--------------------------------------------------   -----------        ---------
Arthur J. Bacci...................................      237,500            2.3%
Thomas G. Brown...................................       75,000             *
Richard E. Butler **..............................       75,000             *
Buntzie Ellis Churchill **........................          -0-             *
Wayne H. Coleson **...............................          -0-             *
K. Ivan F. Gothner................................      187,500            1.9%
Herbert Kronish **................................          -0-             *
Fredric W. Rittereiser............................      300,000            3.0%
William W. Uchimoto...............................      175,000            1.7%
Fred S. Weingard..................................      175,000            1.7%
All executive officers and directors as a group
 (11 persons).....................................    1,225,000           12.1%



 *   Represents less than 1%.

** Effective September 24, 2001, Messrs. Butler and Kronish were no longer members of Ashton Board of Directors. As of November 20, 2001 and October 11, 2001, Mr. Coleson and Ms. Churchill, respectively, resigned from Ashton's Board of Directors.


                             FINANCIAL INFORMATION

     Ashton's financial statements for the fiscal year ended March 31, 2001 are included in Ashton's 2001 Annual Report to Stockholders, which was mailed to Ashton's stockholders with Ashton's 2001 Proxy Statement, and for the fiscal quarters ended June 30, 2001 and September 30, 2001, in Ashton's Quarterly Reports on Form 10-Q. Ashton will provide, without charge, to each holder of common stock, upon such holder's written or oral request, copies of Ashton's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, and Ashton's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001, all of which were filed with the Securities and Exchange Commission, by first class mail or other equally prompt means within one business day of receipt of such request. Requests for such documents should be directed to Ashton at Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103, Attention: Secretary, telephone (215) 789-3300. Ashton is incorporating by reference into this Proxy Statement the financial information contained in its Annual Report on Form 10-K for the fiscal year ended March 31, 2001 and in its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and September 30, 2001, including the financial statements, management's discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure, and quantitative and qualitative disclosures about market risk.

                             STOCKHOLDER PROPOSALS

     Stockholders may submit proposals on matters appropriate for stockholder action at Ashton's annual meetings consistent with regulations adopted by the Securities and Exchange Commission ("SEC"). For stockholder proposals to be considered by the Board of Directors for inclusion in the Proxy Statement and form of proxy relating to the 2002 Annual Meeting of Stockholders, Ashton must receive them not later than April 22, 2002. If any stockholder wishes to present a proposal to the 2002 Annual Meeting of Stockholders that is not included in the Proxy Statement relating to such meeting and fails to submit such proposal to the Secretary of Ashton on or before June 13, 2002, then the Board of Directors will be allowed to use its discretionary voting authority when the stockholder proposal is raised at the 2002 Annual Meeting of Stockholders, without any discussion of the matter in its Proxy Statement. All stockholder proposals should be addressed to Ashton at Eleven Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103, Attention: President. Nothing in this paragraph shall be deemed to require Ashton to include in its proxy materials relating to the 2002 Annual Meeting of Stockholders any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC and by Ashton's Bylaws at that time in effect.

                                  By Order of the Board of Directors,

                                  /s/ Fredric W. Rittereiser

                                  Fredric W. Rittereiser
                                  Chairman and Chief Executive Officer

January 10, 2002

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                      THE ASHTON TECHNOLOGY, GRPOUP, INC.

                      ___________________________________

                     Pursuant to Section 242 of the General
                      Corporation Law of State of Delaware
                      ___________________________________


    The Ashton Technology Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") hereby certifies as follows:

       1. The Certificate of Incorporation of the Corporation was filed in the office of Secretary of State of the State of Delaware on February 16, 1994 and amendments to the Certificate of Incorporation were subsequently duly filed and recorded (the Certificate of Incorporation together with such amendments shall be hereinafter referred to as the "Certificate of Incorporation").

       2. The first paragraph of ARTICLE FOURTH of the Certificate of Incorporation is hereby amended to read in full as follows:

            FOURTH: The total number of all classes of stock which the Corporation shall have authority to issue shall be 253,000,000 of which 250,000,000 shares shall be common stock, having a par value of $0.01 per share, and of which 3,000,000 shares shall be preferred stock, having a par value of $0.01 per share.


       3. The aforesaid amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its Chief Executive Officer and attested by its Secretary this _______ day of _______, 2001.



                          THE ASHTON TECHNOLOGY GROUP, INC.




                          By: _____________________________________
                          Fredric W. Rittereiser
                          Chairman and Chief Executive Officer

ATTEST:

By: ______________________
James M. Connolly
Secretary

                       The Ashton Technology Group, Inc.
         Proxy for Special Meeting of Stockholders on January 31, 2002

     The undersigned stockholder hereby appoints Arthur J. Bacci, Fredric
W. Rittereiser and William W. Uchimoto, and each of them, each with full power to act alone and with power of substitution, as proxy or proxies for the undersigned, to attend the Special Meeting of the Stockholders of The Ashton Technology Group, Inc. ("Ashton"), to be held at 12:00 noon local time on January 31, 2002, at our offices, located at 1835 Market Street, Suite 420, Philadelphia, Pennsylvania, or at any postponements, continuations or adjournments thereof, and to vote all shares of common stock of Ashton, par value $0.01 per share ("common stock"), held by the signatory at the close of business onDecember 21, 2001, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue hereof with respect to the matters described below.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholders. If no direction is made, this proxy will be voted "FOR" the Proposal. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any and all postponements, continuations or adjournments thereof.

     This proxy is solicited on behalf of the Board of Directors of Ashton. The Board of Directors of Ashton recommends that you vote "FOR" the Proposal.

     Proposal: Approve an amendment to Ashton's Certificate of Incorporation to increase the authorized Common Stock of Ashton from 100 million shares to 250 million shares.

                 FOR          AGAINST          ABSTAIN
                 [___]         [___]            [___]


                     [  X  ]  Please mark your
                      -----   vote as in this example

                 (Continued and to be signed on reverse side.)

     The undersigned hereby acknowledges receipt of the notice of the special meeting of stockholders and the Proxy Statement and hereby revokes all previously granted proxies.


                   Please be sure to sign and date this proxy


Date: _________________

                                    ____________________________
                                    Stockholder sign here


                                    ____________________________
                                    Co-owner sign here

     Please sign this proxy exactly as your name(s) appear(s) on the books of Ashton. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

     Please vote, date, sign and return promptly in the enclosed envelope.